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                                                                    Exhibit 99.4

                                  [LOGO] Lpath

                              CONSULTANT AGREEMENT

        THIS CONSULTANT AGREEMENT ("Agreement") is entered into as of February 1, 2006 ("Effective Date"), by and between Roger Sabbadini, Ph.D. ("Consultant"), and Lpath, Inc., a Nevada corporation (the "Company"). In consideration of the retention of Consultant as a scientific consultant and independent contractor to the Company, and of the compensation received by Consultant from the Company, the Company and Consultant hereby agree as follows:

        1.      DESCRIPTION OF SERVICES.

                (a) CONSULTANT. Consultant will advise the Company as an independent contractor in areas of science relevant to the Company's business, including in the area of lysolipids (as well as any component in lysolipid signaling pathways) as potential targets for drug discovery (the "Project").

                (b) EXCLUSIVITY. Unless as otherwise agreed to in writing, Consultant will, during the term of this Agreement, work exclusively with the Company on matters relating to (a) any composition of matter or method that is protected by (i) any Company trade secret or (ii) any Company intellectual property that is either issued, pending, or filed at the time of termination or
(b) the use, research, or development, for any therapeutic or diagnostic purpose, of (i) any sphingolipid or sphingolipid metabolite, (ii) any lysophosphatidic acid or lysophosphatidic acid metabolite, or (iii) any component of their respective biosynthetic/metabolic pathways, as well as molecules that specifically interact with any of these components (the "Field"). The Company acknowledges that Consultant is a faculty member of the California State University (the "University"), and the Company recognizes that Consultant's primary responsibility is to the University. In connection with his University faculty position, Consultant may have entered into certain agreements with the University relating to ownership of intellectual property rights, conflicts of interest, and other matters, and may be subject to certain policy statements of the University (collectively, the "University Agreements"). If any provision of this Agreement is in conflict with the University Agreements to which Consultant is subject or a party, then the University Agreements will govern to the extent of such conflict, and the conflicting provisions of this Agreement will not apply. If requested, Consultant agrees to promptly furnish the Company with copies of such University Agreements. Notwithstanding this, Consultant represents that (i) all of his current consulting activities or consultancy obligations, and (ii) all restrictions or policies of the University that may limit or restrict Consultant's consulting activities or limiting rights to inventions resulting from such activities are in no way conflicting with this Agreement. Other than with respect to the University, Consultant agrees that he has not entered into, and will not enter into, any written or oral agreement with any entity, company, or person that is or may be (or has the potential to be) a competitor of the Company in the Field.

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Consultant understands that while he is a Consultant to the Company, he is not to breach any obligation of confidentiality that he has to others, Consultant agrees that the provision of any requested consulting services performed hereunder will not be conducted on time that is required to be devoted to the University or any other third party. Unless otherwise agreed, Consultant agrees not use the funding, resources, and/or facilities of the University or any other third party to perform his obligations under this Agreement, and not to perform his obligations under this Agreement in a manner that would give the University or any third party rights to any technology or intellectual property.

        2. TIME COMMITMENT. Subject to his obligations to the University, Consultant will devote a significant portion of the normal workweek, as well as some time outside the normal workweek, to provide scientific and intellectual property-related counsel to personnel working on projects on behalf of the Company.

        3.      COMPENSATION.

                (a) CASH COMPENSATION. For all services rendered, the Consultant will be paid the sum of $9,670.00 per month ("Direct Compensation"). In addition, the Company will pay San Diego State University, where Consultant is a faculty member, the sum of $57,683.27 ($41,982 + 37.4% fringe benefit rate) to enable Consultant to devote more time to his activities with Company. However, Consultant will abide by the "Professional Activities, External" section of the San Diego State University Policy file. Such amounts are subject to change from time to time as mutually agreed to by the parties. Consultant understands that, while serving in his capacity as a consultant to the Company under this Agreement, he is not a salaried employee of the Company, and that he is not entitled to receive any benefits offered by the Company, unless otherwise agreed. Consultant is responsible for reporting his activities to the relevant governmental agencies, and he understands that the Company will not withhold from his compensation hereunder any amount for payment of any federal, state, or local taxes that may be due as a result of Consultant's provision of services hereunder, and that the Consultant has sole responsibility to pay such taxes, if any, and to file such returns as may be required by applicable laws and regulations.

                (b) OTHER COMPENSATION. At the Company's discretion, it may recommend to its Board of Directors that the Company grant Consultant additional compensation in the form of stock options.

                (c) EXPENSE REIMBURSEMENT. Reasonable out-of-pocket expenses incurred by Consultant while providing services hereunder (including reasonable travel expenses incurred in connection with providing such consulting services) will be reimbursed promptly by the Company, subject to customary verification in a form reasonably acceptable to the Company.

                (d) SOLE COMPENSATION. The foregoing fees, other compensation, and reimbursement of expenses are Consultant's sole compensation for rendering services to the Company pursuant to this Agreement.

        4. INDEPENDENT CONTRACTOR. Under this Agreement, Consultant's relationship with the Company shall at all times be that of an independent contractor, and nothing in this Agreement shall be construed to create any agency or employer-employee relationship between the Company and Consultant. Except as expressly provided herein or as may otherwise be

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authorized in advance in writing by the Company, Consultant shall have no authority to act on behalf of or to enter into any contract, incur any liability or obligation, or make any representation on behalf of the Company, unless advance approval is obtained from the Chief Executive Officer. The Company agrees that during the term of this Agreement, or any extension or renewal thereof, Consultant may be employed by other persons, firms, or corporations, including the University; PROVIDED, HOWEVER, that the provisions of this Agreement will be strictly observed by Consultant with respect to such other persons, firms, or corporations.

        Since Consultant will not be an employee of the Company, it is understood that Consultant shall not be entitled to any of the benefits under the Company's retirement or group insurance plans or any other employee benefits. Consultant is solely responsible for all taxes, withholdings, and other similar local, state, U.S., or international statutory obligations, including, without limitation, workers compensation insurance, Social Security, federal, state, or any other employee payroll taxes; and Consultant agrees to defend, indemnify, and hold the Company harmless from any and all claims made by any entity on account of an alleged failure by Consultant to satisfy any such tax or withholding obligations. In the performance of all services hereunder, Consultant will comply with all applicable laws and regulations.

        5. NON-COMPETITION AND NON-SOLICITATION. During the Term, and for a period of one year following the expiration or termination of this Agreement, Consultant agrees that he will not provide services as an owner, partner, shareholder, joint venturer, corporate officer, director, employee, consultant, principal, agent, trustee or licensor, or in any other similar capacity whatsoever, for any person, firm, partnership, association, corporation, business organization, entity, or enterprise that is, or is about to become, directly or indirectly, engaged in any business or program that competes directly with or is substantially similar to any business or program that the Company (or any subsidiary or affiliate of the Company) was involved in (or was in the planning or development stage) during the 120-day period immediately prior to Consultant's ceasing to provide services to the Company or any subsidiary or affiliate of the Company; such business or program shall include, but not be limited to, those directly involved with or relating to the Field (such involvement shall hereinafter be called "Competitive Activities").

        If, at any time during the a period of TWO years following the expiration or termination of this Agreement, Consultant is involved in any Competitive Activities, then Consultant shall immediately notify Company in writing of such involvement, including the name of the Business and the nature of Consultant's involvement, and Consultant agrees to fully respond to reasonable questions by the Company regarding such involvement and to provide such further assurances reasonably requested by the Company that Consultant is not and will not be in breach of the Proprietary Information and Inventions Agreement attached hereto as Exhibit A.

        Consultant acknowledges and agrees that the Company's employees and its staff relationships with such employees are valuable assets. Therefore, Consultant further agrees that during the term of this Agreement and for a two-year period following expiration or termination of this Agreement, he will not, as principal, independent contractor, partner, member, employer, agent, consultant, shareholder, investor, or in any other individual or representative capacity whatsoever: directly or indirectly solicit, raid, entice, or induce any employee or consultant of the Company to be employed by any person, firm, or corporation.

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        6.      NO CONFLICT WITH EXISTING AGREEMENTS. The Company hereby
acknowledges that it does not desire to acquire from Consultant any secret or confidential know-how or information that Consultant may have acquired from others. Accordingly, Consultant represents and warrants that Consultant is free to divulge to the Company, without any obligation to, or violation of any right of others, any and all information, practice or techniques which Consultant will describe, demonstrate, divulge or in any other manner make known to the Company during Consultant's performance of services hereunder.

        7. CONSULTANT INVENTIONS. Subject to his University obligations, Consultant will promptly disclose and assign to the Company, or any persons designated by it, all improvements, inventions, formulae, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by Consultant, either alone or jointly with others, during the period of his retention by the Company as an Consultant that (a) arises from or while providing services under this Agreement and which are related to or useful in the business of the Company, or (b) result from tasks assigned Consultant by the Company, or (c) are funded by the Company, or (d) result from use of equipment or premises owned, leased, or contracted for by the Company (all said improvements, inventions, formulae, processes, techniques, know-how and data shall be collectively hereinafter called "Inventions"). Such obligation to disclose Inventions shall continue for one year after expiration or termination of this Agreement with respect to anything that would be an Invention if made, conceived, reduced to practice, or learned during the term hereof.

        Consultant further agrees as to all Inventions to assist the Company at any time, and not just during the term of this Agreement, in any and all countries in connection with securing ,enforcing, defending, and maintaining such intellectual property protection as the Company deems reasonable, which assistance shall include the execution of documents, including those to acknowledge assignments to the Company or persons designated by it, of Consultant's entire worldwide right, title, and interest therein. In the event that the Company is unable for any reason whatsoever to secure Consultant's signature to any lawful and necessary document required to apply for or execute any patent application with respect to an invention(s) (including reissues, renewals, extensions, continuations, divisions or continuations in part thereof), Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as Consultant's agents and attorneys-in-fact to act for and in Consultant's behalf and instead of Consultant, to execute and file any such application and to do all other lawful acts to further the prosecution and issuance of patents thereon with the same legal force and effect as if executed by Consultant.

        8. NON-DISCLOSURE AND NON-USE. The parties acknowledge that the Company possesses and will possess information that has been created, discovered or developed by, or has otherwise become known to, the Company (including without limitation, information created, discovered, developed, invented, or made known by or to Consultant arising specifically out of his retention as an Consultant by the Company), and/or in which property rights have been assigned or otherwise conveyed or disclosed to the Company, which information has commercial value in the business in which the Company is engaged or intends to engage. All of the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes Inventions, trade secrets, research results, processes, formulae, data and know-how, improvements, inventions, techniques, marketing plans, strategies, forecasts and customer lists. Proprietary Information also includes

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any information which the Company has received from a third party which the
Company is obligated to treat as confidential or proprietary.

        All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. Consultant hereby assigns to the Company any and all worldwide rights, title, and interest Consultant may have or acquire in all Proprietary Information. At all times during his retention as an Consultant by the Company and at all times after expiration or termination of this Agreement, Consultant will keep in confidence and trust all Proprietary Information and will not disclose, sell, use, lecture upon, publish, or otherwise disseminate any bona fide or potential Proprietary Information without the written consent of the Company.

        9. COMPANY MATERIALS. All documents, data, records, apparatus, equipment, chemicals, molecules, organisms and other physical property, whether or not pertaining to Proprietary Information, furnished to Consultant by the Company or a third party or produced by Consultant or others in the course of performance under this Agreement shall be and remain the sole property of the Company and shall be returned promptly to the Company, along with any copy, duplicate, or reproduction thereof, as and when requested by the Company. Should the Company not so request, Consultant shall return and deliver all such property upon expiration or termination of this Agreement for any reason, and Consultant will not take with him any such property or any reproduction of such property upon such expiration or termination.

        10. COMPANY PROPERTY. All Proprietary Information and all title, patents, patent rights, copyrights, mask work rights, trade secret rights, and other intellectual property and rights anywhere in the world (collectively "Rights") in connection therewith shall be the sole property of the Company. Consultant hereby assigns to the Company any Rights Consultant may have or acquire in such Proprietary Information. At all times, both during the term of this Agreement and after its expiration or termination, Consultant will keep in confidence and trust and will not use or disclose any Proprietary Information without the prior written consent of an officer of the Company.

        11. TERM AND TERMINATION. This Agreement expires December 31, 2010, but is terminable prior to that date by either party at any time, with or without advance notice, and with or without "Cause" (see definition below).

        "Cause" is defined to mean: (i) conduct that in the good faith judgment of the Company constitutes a material breach of Consultant's duty, (ii) lack of sufficient progress with respect to a project or task assigned to Consultant, leading the Company--in good faith--to conclude that any such project is not viable, or (iii) Consultant's inability for any reason to provide consulting services for a period exceeding 90 days. Should the agreement terminate due to Consultant's refusal to continue to provide consulting services due to the Company's relocation of its corporate headquarters to a facility more than 50 miles from the current facility, this would not be considered Cause. If the Company hires Consultant as an employee and terminates this contract in the process, this would be considered Cause.

        If the Company terminates the agreement without Cause, the Company will pay to Consultant an additional seven months of Direct Compensation, and any stock options that would have vested had it not been for the application of a "cliff" waiting period will vest.

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        In the event the Company undergoes a change of control (i.e., if the
Company is acquired or merges with another corporation whereby the Company is NOT the surviving entity and whereby the shareholders of the Company end up with less than 50% ownership of the merged entity), after which the Agreement is terminated without Cause (by the Company or its successors), the Company will then pay to Consultant an additional twelve months of Direct Compensation. In addition, if such termination occurs within 24 months following the change of control, any unvested stock options previously granted to Consultant will accelerate-vest by an additional 24 months, and Consultant will have up to 12 months to exercise any or all of his then-vested stock options. A condition precedent to the Company's obligation to fulfill the payment and vesting obligations in this Section 11 shall be Consultant's execution of a full and complete release of all claims against the Company, its Board, officers, agents, and affiliates in reasonable form as provided by the Company.

        Compensation for activities beyond the scope and timeframe of this Agreement will be negotiated as deemed necessary. Upon expiration or notice of termination of this Agreement, the Company's obligation to pay any compensation, except for services or expenses already accrued or incurred under Section 2, will immediately cease and terminate.

        Sections 4, 5, 7, 8, 9, 10, 11, 12, 15, 16, and 20 shall survive expiration or termination of this Agreement.

        12. RESPONSIBILITY OF CONSULTANT. The Company agrees not to hold Consultant responsible for any inaccuracies, errors, or omissions in the information or advice given, or for loss or damage resulting for the use of such information or advice given.

        13. REMEDIES. Consultant acknowledges and agrees that a breach of this Agreement will result in immediate, irreparable, and continuing damage to the Company for which there will be no adequate remedy at law; and agrees that in the event of any such breach or violation or any threatened or intended breach or violation of this Agreement, the Company and its successors and assigns will be entitled to temporary, preliminary and permanent injunctive relief and/or restraining orders enjoining and restraining such breach or violation or such threatened or intended breach or violation and/or other equitable relief (without needing to post any bond or other security) in addition to such other and further relief as may be proper.

        14. AMENDMENTS; WAIVERS; NOTICES. This Agreement may be modified, amended, or supplemented only by a written instrument duly executed by Consultant and the President of the Company. No term or condition or the breach thereof will be deemed waived, unless it is waived in writing and signed by the party against whom the waiver is claimed. Any waiver or breach of any term or condition will not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term or condition. The failure of any party to insist upon strict performance of any term or condition hereunder will not constitute a waiver of such party's right to demand strict compliance therewith in the future. Any notice given by one party to the other pursuant to this Agreement shall be in writing and shall be deemed to have been effectively given
(i) upon receipt when delivered personally, (ii) one (1) day after sending when sent overnight by a nationally recognized overnight courier (e.g., FedEx), or
(iii) five (5) days after mailing when sent by certified U.S. mail, postage prepaid, to the following address:

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        If to the Company:           Lpath, Inc.
                                     Attn: Scott Pancoast
                                     6335 Ferris Square, Suite A
                                     San Diego, CA 92121-3249

        If to Consultant, the address set forth below his/her signature.

        15. GOVERNING LAW; JURISDICTION AND VENUE. This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law. Except as otherwise expressly provided in this Agreement, the parties agree that any dispute regarding the interpretation or validity of this Agreement will be subject to the exclusive jurisdiction of the state and federal courts in and for the County of San Diego, California, and each party hereby agrees to submit to the personal and exclusive jurisdiction and venue of such courts.

        16. ARBITRATION. Except as otherwise expressly provided in this Agreement, Consultant and the Company hereby agree to submit to final and binding arbitration relating to: (i) any and all disputes arising out of or relating to this Agreement its interpretation, enforcement, breach, or performance hereunder, including the provision of services rendered under its terms, or (ii) termination of Consultant's consulting services hereunder. Any arbitration shall be conducted in San Diego, California and shall be before a single, neutral arbitrator selected by the parties, in accordance with the rules of the American Arbitration Association (the "AAA") for Employment Disputes. If the parties are to be unable to agree on a single neutral arbitrator, the arbitrator shall be selected pursuant to the AAA rules. The arbitrator shall have the power to enter any award that could be entered by a judge of a trial court of the State of California, and only such power, and shall follow the law. The parties agree to abide by and perform any award rendered by the arbitrator. The arbitrator shall issue the award in writing and therein state the essential findings and conclusions on which the award is based. Judgment on the award may be entered in any court having jurisdiction thereof. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute, or other matter in question would be barred by the applicable statute of limitations. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law, and shall be in accordance with the procedures established for arbitration in the California Code of Civil Procedure. Both Consultant and the Company understand that by agreeing to arbitrate their disputes, they are giving up their right to have their disputes heard in a court of law and, if applicable, by a jury. The Company shall bear the costs of the arbitrator, the forum, and any filing fees. Each of the Consultant and the Company would bear its own respective attorney's fees and all other costs, unless otherwise required or allowed by law and awarded by the arbitrator. This provision will survive termination of this Agreement.

        17. COUNTERPARTS. This Agreement may be executed in multiple copies, each of which will be deemed an original and all of which will constitute a single agreement binding on all parties.

        18. ENTIRE AGREEMENT. This Agreement (together with documents and agreements entered into herewith) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and

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understandings. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements have been made by any party, or any one acting on behalf of any party, that are not embodied in this Agreement with respect to the subject matter hereof.

        19. REPRESENTATION. By executing this Agreement, Consultant acknowledges that he/she understands and agrees that he/she has been encouraged, and had the opportunity to, consult with his/her own personal attorney in connection with this Agreement.

        20. ASSIGNMENT. Due to the personal nature of the consulting services to be rendered by Consultant hereunder, Consultant may not assign this Agreement, in whole in part, or any of his rights or obligations hereunder, except that Consultant may assign his right to receive compensation hereunder for purposes of estate planning. The Company may assign its rights and obligations hereunder without restriction. Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon each of the heirs, assigns, and successors of the respective parties.

        21. SEVERABILITY. If any provision of this Agreement shall be declared invalid, illegal, or unenforceable, such provision shall be modified to the extent necessary to render it compliant with applicable law, and, to the extent it cannot be so modified, such provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CONSULTANT                                      THE COMPANY

                                                LPATH, INC.
------------------------------------            a Delaware corporation
   (Signature)

    ROGER SABBADINI, PH.D.                 By:
------------------------------------          ----------------------------------
   (Printed Name)                               (Signature)

                                             Scott Pancoast, President & C.E.O.
                                           -------------------------------------
                                            (Printed Name and Title)








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